QuickLinks -- Click here to rapidly navigate through this document

Exhibit 3.39

BY LAWS OF HORIZON MEDICAL EQUIPMENT AND SUPPLY, INC.

ARTICLE I

OFFICES

Section 1.01.    Registered Office.    The initial registered office of the corporation shall be at 1369 Stewartstown Road, Morgantown, WV 26505. The board of directors may change the corporation's registered office or registered agent, or both, in the manner set forth in the West Virginia Corporation Act (herein called the "Act").

Section 1.02.    Other Offices.    The corporation may also have offices at such other places, both within and without the State of West Virginia, as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.01.    Place of Meeting.    Meetings of the shareholders shall be held in such place and at such address as shall be specified in the notice of such meeting.

Section 2.02.    Annual Meetings—Election of Directors.    Annual meetings of shareholders, commencing with the year 1996 shall be held in May at such other hour as may be named in the notice of the meeting, at which they shall elect a board of directors, and transact such other business as may properly be brought before the meeting.

Section 2.03.    Special Meetings.    Special meetings of the shareholders, for any purpose or purposes, unless otherwise proscribed by the Act or by the articles of incorporation, may be called by the chairman of the board, the president or secretary, and shall be called by the chairman of the board, the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of the holders owning at least one-tenth in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

Section 2.04.    Notices.    Written or printed notice of the annual or any special meeting stating the place, day, and hour of meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder of record entitled to vote not less than ten or more than fifty days before the date of the meeting, either personally or by mail by or at the direction of the chairman of the board, the president, the secretary or the officer or person calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at the address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Section 2.05.    Voting List.    The officer who has charge of the stock transfer books of the corporation shall make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at said meeting or any adjournment thereof, arranged in alphabetical order, with address of and the number of shares held by each. Such list shall be kept on file at the registered office of the corporation for a period of ten days prior to such meeting and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of meeting. The original stock transfer books shall be prima facie evidence as to who are shareholders entitled to examine such list or transfer books and to vote at any meeting of shareholders.

Section 2.06.    Quorum.

          (a)   The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represent by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by the Act or by the articles of incorporation. If, however, such quorum shall not be present or represented at the meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

          (b)   When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Act or the articles of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 2.07.    Voting Rights.    At any meeting of shareholders—

          (a)   Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the articles of incorporation as permitted by the Act.

          (b)   Treasury shares, shares of stock owned by another corporation of which the majority of the voting stock is owned or controlled by this corporation, and shares of stock held by this corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

          (c)   A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. No proxy shall be voted after eleven months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and unless otherwise made irrevocable by law.

          (d)   At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote.

          (e)   Shares standing in the name of another corporation, domestic or foreign, may be voted on by such officer, agent, or proxy as the bylaws of such corporation may authorize or, in the absence of such authorization, as the board of directors of such corporation may determine.

          (f)    Shares held by an administrator, guardian or conservator may be voted by him so long as such shares forming part of an estate are in the possession and forming a part of the estate being served by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name as trustee.

          (g)   Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

          (h)   A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

          (i)    Directors shall be elected by cumulative voting.

Section 2.08.    Method of Voting.    Voting on any question or in any election may be by voice vote or show of hands unless the presiding officer shall order, or the holders of at least ten percent of the shares entitled to vote shall demand, that voting be by written ballot.

Section 2.09.    Order of Business at Meeting.    The order of business at annual meetings and, so far as practicable, at other meetings of shareholders, shall be as follows, unless changed by the Board of Directors:

        (1) Call to order; (2) Proof of due notice of meeting; (3) Determination of quorum and examination of proxies; (4) Announcement of availability of voting list; (5) Announcement of distribution of annual statement; (6) Reading and approval of minutes of last meeting of shareholders; (7) Reports of officers and committees; (8) Unfinished business; (9) New Business; (10) Nomination and election of directors; (11) Other business; (12) Adjournment.

Section 2.10.    Unanimous Consent.    Any action required to be or which may be taken at a meeting of the shareholders, may [be?] taken without a meeting if a consent, in writing, setting forth the action so taken shall be signed by all of the shareholders entitled to vote on the subject matter and such consent shall have the same effect as a unanimous vote.

ARTICLE III

DIRECTORS

Section 3.01.    Number.    The business and affairs of the corporation shall be managed by a board of not less than one or more directors, who need not be residents of the State of West Virginia or shareholders of the corporation. The number of directors may be decreased or increased to any number more than one by resolution of the board of directors, but no decrease shall have the effect of shortening the term of any incumbent director.

Section 3.02.    Election.    At the first annual meeting of shareholders, and at each annual meeting thereafter, the shareholders, shall elect directors to hold office until the succeeding annual meeting. Each director elected shall hold office until his successor shall be elected and qualified or until he has been removed as provided in Section 3.04. Directors shall be elected by plurality vote.

Section 3.03.    Vacancies.

          (a)   Vacancies on the board of directors resulting from any cause other than an increase in the number of directors may be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

          (b)   Any directorship to be filled by reason of an increase in the authorized number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

Section 3.04.    Removal.    Any director may be removed from his position as a director, either with or without cause, at any special meeting of shareholders, if notice of intention to act upon the question of removing such director shall have been stated as one of the purposes for the calling of such meeting.

Section 3.05.    Compensation of Directors.    The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 3.06.    Meetings of the Board of Directors.

          (a)   Place. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of West Virginia.

          (b)   Annual Meeting. The board of directors shall meet each year immediately after the annual meeting of shareholders, at the place where such meeting of shareholders was held, unless a different time and place be fixed by the vote of the shareholders at the annual meeting, for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting. No notice of such meeting shall be necessary to either old or new members of the board of directors. In the event such meeting is not held immediately following the annual meeting, or at the time and place as fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

          (c)   Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board by resolution.

          (d)   Special Meetings. Special meetings of the board of directors may be called by the chairman of the board or by the president, and shall be called by the president or secretary upon the written request of two directors. Written notice of special meetings of the board of directors shall be given to each director at least three days before the date of the meetings.

          (e)   Quorum. A majority of the number of directors shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by the Act or by the articles of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          (f)    Minutes. The board of directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the corporation.

Section 3.07.    Unanimous Consent.    Any action required to be or which may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof and then delivered to the secretary of the corporation for inclusion in the minute book of the corporation. Such consent shall have the same effect as an unanimous vote.

ARTICLE IV

OFFICERS

Section 4.01.    Enumeration.    The officers of the corporation shall be appointed by the board of directors, and there shall be a president, one or more vice presidents (with or without such descriptive titles as the board of directors may deem appropriate), a secretary and a treasurer. The board may also appoint any one or more persons to one of the following offices: Chairman of the Board, Chief Executive Officer, assistant secretaries and assistant treasurers. Any two or more offices may be held by the same person. The board of directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 4.02    General Duties.    All officers and agents of the corporation. as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided in the bylaws, or as may be determined by resolutions of the board of directors not inconsistent with the bylaws.

Section 4.03    Election and Term of Office.    The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders, or as soon thereafter as conveniently as vacancies may be filled or new offices filled at any meeting of the board of directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner provided in Section 4.04.

Section 4.04.    Removal.    Any officer or agent elected or appointed by the board of directors or the executive committee may be removed by the board of directors whenever in its judgment the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.05.    Resignations.    Any officer may resign at any time by giving notice to the board of directors, or to the chairman of the board, president or secretary. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.06.    Vacancies.    Any vacancy in any office because of death, resignation, removal, or other cause, shall be filled for the unexpired portion of the term in the manner prescribed in the bylaws for the election or appointment to such office.

Section 4.07.    Salaries.    The salaries of the officers shall be fixed, from time to time, by the board of directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

Section 4.08a.    Chairman of the Board.    If there be a Chairman of the Board of Directors, he shall be chosen from among the directors and shall be the ranking executive officer of the corporation. He shall have the power to call special meetings of the shareholders and of the directors for any purpose or purposes, and he shall preside at all meetings of the shareholders and of the board of directors, unless he shall be absent or unless he shall, at his option, designate the president to preside in his stead at some particular meeting. The chairman of the board shall have all of the powers granted by the bylaws to the president including the power to make and sign contracts and agreements in the name and on behalf of the corporation. He shall, in general, have supervisory power over the president, the other officers and the business activities of the corporation, subject to the approval or review of the board of directors.

Section 4.08b.    Chief Executive Officers.    If there be one or more Chief Executive Officers, they need not be chosen from among the directors and, subject to the Chairman of the Board, shall be the ranking executive officer of the corporation. He shall have the power to call special meetings of the shareholders and of the directors for any purpose or purposes. The Chief Executive Officer shall have all of the powers granted by the bylaws to the president including the power to make and sign contracts and agreements in the name and on behalf of the corporation and shall be an ex officio member of all standing committees. He shall, in general, have supervisory power over the president, the other officers and the business activities of the corporation, subject to the approval or review of the board of directors and the Chairman of the Board.

Section 4.09.    President.    If there be a Chairman of the Board of Directors and/or Chief Executive Officer(s), the powers and duties of a president shall be subject to the powers and duties of the Chairman of the Board of Directors and/or Chief Executive Officer(s). If there be no such officers, the president shall have all the powers and duties provided for in Section 4.08a herein. The president, who need not be chosen from among the directors, shall be an ex officio member of all standing committees, shall, subject to the powers conferred under Section 4.08a and Section 4.08b of this article, have general and active management of the business of the corporation, and shall see that all orders and resolutions of the board are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed, and in general shall be required by law to be otherwise signed or executed, and in general shall perform all duties incident to the office of the president and such other duties as may be prescribed by the board of directors from time to time.

Section 4.10.    Vice Presidents.    The vice presidents in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president. If one of the vice presidents be designated as executive vice president, he shall be the senior vice president. They shall generally assist the president and exercise such other powers and perform such other duties as are delegated to them by the president and as the board of directors may prescribe.

Section 4.11.    Secretary.    The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and shall keep or cause to be kept in books provided for that purpose the minutes of all meetings of the board of directors and all meetings of shareholders and shall perform like duties for the standing committees when required. He shall see that all notices are duly given in accordance with the provisions of these bylaws and as required by law. He shall be custodian of the records (other than financial records) and the seal of the corporation and, when authorized by the board of directors, shall affix the same to any instrument requiring it, and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary, any of which signatures may be facsimile. In general, he shall perform all duties incident to the office of secretary and such other duties as may, from time to time be assigned to him by the board of directors, the chairman of the board, or the president.

Section 4.12.    Assistant Secretaries.    The assistant secretaries in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the board of directors, the chairman of the board, or the president may from time to time prescribe.

Section 4.13.    Treasurer.    The treasurer shall be the financial officer of the corporation, shall have charge and custody of, and be responsible for, all funds and securities of the corporation; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; and shall deposit all such funds and other valuable effects in the name and to the credit of the corporation in such banks or other depositories as shall be designated by the board of directors. In general, he shall perform all the duties incident to the office of treasurer and such other duties as, from time to time, may be designated to him by the board of directors, the chairman of the board or the president. He shall render to the president and the board of directors, whenever the same shall be required, an account of all his transactions as treasurer and of the financial condition of the corporation.

Section 4.14.    Assistant Treasurers.    The assistant treasurers in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the board of directors, the chairman of the board or the president may from time to time prescribe.

Section 4.15.    Bonding.    If required by the board of directors, all or any one or more of the officers (and particularly the treasurer and assistant treasurers), shall give the corporation a bond in such amount, with such surety or sureties, and subject to such renewal requirements, as may be ordered by the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

ARTICLE V

INDEMNIFICATION OF DIRECTORS,
OFFICERS AND EMPLOYEES

The corporation shall have all the powers to indemnify as granted by the Act, including, but not limited to the power to indemnify any director, officer, or employee or former director, officer or employee of the corporation, or any person who may have served at its request as a director, officer or employee of another corporation of which this corporation owns shares of capital stock, or of which it is a creditor, against expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in which he is made a party by reason of being or having been such director, officer or employee, except in relation to matters as to which he shall have been adjudged in such action, suit or proceeding to be liable for any act of willful misfeasance, bad faith, gross negligence or reckless disregard of duty involved in the conduct of his office or performance of his duties. The corporation shall also reimburse to any director, officer or employee the reasonable costs of settlement of any such action, suit or proceeding, or threatened action, suit or proceeding, if it shall be found by a majority of a committee composed of the directors not involved in the matter in controversy (whether or not a quorum) that such director, officer or employee was not guilty of willful misfeasance, bad faith, gross negligence or reckless disregard of duty. Such rights of indemnification and reimbursement shall not be deemed exclusive to any other rights to which such director, officer or employee may be entitled under the articles of incorporation, the Act, or otherwise.

ARTICLE VI

CERTIFICATES AND SHAREHOLDERS

Section 6.01.    Certificates Representing Shares.    The capital stock of the corporation shall be represented by certificates signed by, or in the name of the corporation by the president or vice president and the secretary or an assistant secretary of the corporation and shall be sealed with the seal of the corporation or a facsimile thereof. If the corporation shall be authorized to issue more than one class of stock, the designations, preferences, limitations and relative rights of each class and the variations in the class of stock shall be set forth upon the face or back thereof in full or summary form or be incorporated by reference on the face or back of the certificate in accordance with the provisions of the Act.

Section 6.02.    Facsimile Signatures and Form.    If the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation, the signature of the president, vice president, secretary or assistant secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been placed upon such certificate or certificates shall have ceased to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates is issued by the corporation, such certificate or certificates may be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been placed thereon were such officer or officers at the date of issuance. Each certificate must state: (1) that the corporation is organized under West Virginia law; (2) the name of person(s) to whom issued; (3) number and class of shares and designation of series, if any; (4) par value or that shares without par value.

Section 6.03.    Lost, Stolen or Destroyed Certificates.    The corporation may issue a new certificate or certificates in the place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, but the board of directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to furnish an affidavit as to such loss, theft, or destruction, and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as it may direct, to indemnify the corporation, the transfer agent, and the registrar against any claim that may be made on account of the alleged loss, theft or destruction of such certificate. The board of directors may establish with the transfer agent a blanket bond procedure.

Section 6.04.    Transfers of Stock.    Upon surrender to the corporation of the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate and record the transaction upon its books.

Section 6.05.    Registered Shareholders.    The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of West Virginia.

Section 6.06.    Right of Inspection.    Any person who shall have been a shareholder of record or holder of voting certificates for at least six months immediately preceding his demand, or who shall be the holder of record of at least five percent of all the outstanding shares of the corporation, or holder of record of voting trust certificates for five percent or more shares of the corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by the agent or attorney, at any reasonable time or times during business hours, for any proper purpose, the corporation's books and records of account, minutes and records of shareholders, and shall be entitled to make extracts therefrom.

Section 6.07.    Stock Options and Agreements.    Any shareholder of this corporation may enter into agreements giving to any other shareholder or shareholders or any third party an option to purchase any of his stock in the corporation; and such shares of stock shall thereupon be subject to such agreement and transferable only upon proof of compliance therewith; provided, however, that a copy of such agreement be filed with the corporation and reference thereto placed upon the certificate representing said shares of stock.

Section 6.08.    Issuance.    Unissued shares, both treasury and authorized, may be issued for such consideration, but not less than par value, and to such persons as the board of directors may determine from time to time. Shares may not be issued until the full amount of the consideration has been paid.

Section 6.09.    Payment for Shares.

  (1)    Kind.    The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the corporation), or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares.

  (2)    Valuation.    In the absence of fraud in the transaction, the judgment of the board of directors as to the value of consideration received shall be conclusive.

  (3)    Effect.    When consideration, fixed as provided by law, has been fully paid, the shares be deemed to have been issued and shall be considered fully paid and nonassessable.

  (4)    Allocation of Consideration.    The consideration received for shares shall be allocated by the board of directors, in accordance with law, between stated capital and capital surplus accounts.

Section 6.10.    Subscriptions.    Unless otherwise provided in the subscription agreement, subscriptions of shares, whether made before or after organization of the corporation, shall be paid in full at such time as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same series, as the case may be. In case of default in payment on any installment or call when payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due to the corporation.

Section 6.11.    Lien.    For any indebtedness of a shareholder to the corporation, the corporation shall have a first and prior lien on all shares of its stock owned by him on all dividends or other distributions declared thereon.

Section 6.12.    Stock Transfer Restrictions and Purchase Agreements.    The corporation may enter into stock purchase agreements or other agreements containing restrictions on the transfer of shares with any shareholder or shareholders as from time to time may seem appropriate; provided, that if the corporation enters into any such stock purchase agreements, a copy of such agreement shall be filed with the corporation.

ARTICLE VII

GENERAL PROVISIONS—SPECIAL CORPORATE ACTS

Section 7.01.    Notice of Meeting.    Notice to directors and shareholders shall be written or printed and delivered personally or mailed, with postage prepaid thereon, to the directors or shareholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram. Neither the business to be transacted at or the purpose of any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 7.02.    Waiver of Notice of Meeting.    Whenever any notice is required to be given under the provisions of the Act or by the Article of Incorporation or by these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 7.03.    Closing of Transfer Books Record Date.    For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as a record date for any such determination of shareholders, such date in any case to be not more than fifty days, and in the case of a meeting of shareholders not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders has been made as provided in this Section 7.03, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of stock transfer books and the state period of closing has expired.

Section 7.04.    Dividends.    Dividends upon the capital stock of the corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the articles of incorporation and the Act.

Section 7.05.    Execution of Deeds, Contracts, Etc.    Subject always to the specific directions of the board of directors, all deeds and mortgages made by the corporation and all other written contracts and agreements to which the corporation shall be a party, shall be executed in its name by the chairman of the board, the president or one of the chief executive officers; and the secretary or an assistant secretary, when necessary or required, may affix and attest the corporate seal thereto.

Section 7.06.    Endorsement of Stock Certificates.    Subject always to the specific directions of the board of directors, any share or shares of stock issued by any other corporation and owned by the corporation (including reacquired shares of stock of the corporation), may, for sale or transfer, be endorsed in the name of the corporation by the chairman of the board, the president or one of its vice presidents, and attested by the secretary or an assistant secretary either with or without affixing thereto the corporate seal.

Section 7.07.    Voting of Shares Owned by Corporation.    Subject always to the specific directions of the board of directors, any share or shares of stock issued by any other corporation and owned or controlled by the corporation may be voted at any shareholders' meeting of such other corporation by the chairman of the board, the president of the corporation, if either be present, or in the absence of the chairman of the board and the president, by any vice president of the corporation, who may be present. Whenever, in the judgment of the chairman of the board, the president, or, in the absence of the chairman of the board and the president, or any vice president, it is desirable for the corporation to execute a proxy or give a shareholder's consent in respect to any share or shares of stock issued by any other corporation and owned by the corporation, such proxy or consent shall be executed in the name of the corporation by the chairman of the board, the president or one of the vice presidents of the corporation and shall be attested by the secretary or an assistant secretary of the corporation under the corporate seal without necessity of any authorization by the board of directors. Any person or persons designated in the manner above stated as the proxy or proxies of the corporation shall have the full right, power and authority to vote the share or shares of stock issued by such other corporation and owned by the corporation the same as such share or shares might be voted by the corporation.

Section 7.08.    Annual Statement.    The board of directors shall present at each meeting, and when called for by vote of the shareholders at any special meeting of the shareholders, a full and clear statement of the business and condition of the corporation.

Section 7.09.    Fiscal Year.    The fiscal year of the corporation shall be fixed by resolution of the board of directors.

Section 7.10.    Corporate Records.    All corporate records, including the minutes of the meetings of the shareholders, board of directors and executive committee shall be kept at the registered office of the corporation.

ARTICLE VIII

AMENDMENTS TO BYLAWS

The shareholders by the affirmative vote of the holders of a majority of the shares issued, outstanding and entitled to vote, or the Board of Directors, by the affirmative vote of a majority of the directors, may at any meeting, alter, amend, or repeal any of these bylaws, or may adopt new bylaws, provided that the substance of the proposed alteration, amendment or repeal (or the statement that the new bylaws are proposed to be adopted) shall have been stated in the notice of the meeting and provided that the Board of Directors may not amend, modify or repeal any bylaw adopted by the shareholders pursuant to a resolution providing that such bylaw may not be amended, modified or repealed by the Board of Directors.

QuickLinks

  Exhibit 3.39
ARTICLE II MEETINGS OF SHAREHOLDERS
ARTICLE III DIRECTORS
ARTICLE IV OFFICERS
ARTICLE V INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES
ARTICLE VI CERTIFICATES AND SHAREHOLDERS
ARTICLE VII GENERAL PROVISIONS—SPECIAL CORPORATE ACTS
ARTICLE VIII AMENDMENTS TO BYLAWS